SEPARATION AND CONSULTANCY AGREEMENT

     This Separation and Consultancy Agreement ("Agreement") is entered into as of this 31st day of July, 2002, among COLLINS & AIKMAN CORPORATION and any successors thereto (collectively, the "Company"), COLLINS & AIKMAN PRODUCTS CO. and any successors thereto (collectively, "Products"), and THOMAS E. EVANS (the "Executive").

     The Executive and the Company agree as follows:

     1. Retirement. The employment relationship between the Executive and the Company terminated on July 31, 2002 (the "Termination Date"). Effective as of the Termination Date, the Executive hereby elects to retire (i) as Chairman of the Board of Directors and Chief Executive Officer of the Company, and as a member of the Board of Directors of the Company, and (ii) all other officer and employee positions with the Company and its subsidiaries as well as any other membership on Boards of Directors and committees of the Company and its subsidiaries. The Employment Agreement, dated as of April 22, 1999, between the Company, Products and the Executive (the "Employment Agreement") is terminated as of the Termination Date and all provisions thereof and any subsequent oral or written understandings concerning the Executive's employment (including any lock-up agreement, subject to applicable law and agreements with any underwriters) are also hereby terminated, including any agreements with stated effect after termination.

     2. Payments. The Company and Products agree, jointly and severally, as follows:

     o to make a cash payment to the Executive on or before August 15, 2002 of $5,500,000;

     o to provide the Executive with additional credited service under the Products Supplemental Retirement Income Plan ("SRIP") for the Consultancy Period; the Company acknowledges that (i) the Executive's Total Annual Compensation for purposes of the SRIP shall be $2,121,667, (ii) the Executive is fully vested in his accrued SRIP benefits, (iii) the Executive has been credited with past service accrued under the Tenneco Executive Retirement Plan which provided a Benefit Accrual amount of 31.2% under the SRIP on the first day of his employment, (iv) all benefits accrued after April 22, 1999 (including benefits accruing during the Consultancy Period described below) will be according to the Plan Schedule shown in Attachment A hereto and (v) except as expressly modified by this paragraph, the terms of the SRIP shall continue to apply to Executive;

     o subject to Section 3 hereof, to pay the Executive a quarterly fee of $325,000 in cash for consulting services during the Consultancy Period, payable in arrears on each March 31, June 30, September 30 and December 31 (or the next succeeding business day) with the first $325,000 payment due on September 30, 2002;

     o the Executive has, and shall be entitled to retain, options to purchase 504,000 shares of Common Stock of the Company with an exercise price of $10 per share which shall vest fully on the Termination Date; such options shall remain exercisable until 5:00 p.m., New York time on the second anniversary of the Termination Date at which time such options shall expire; and the Executive shall be entitled to participate in the "cashless exercise" program currently administered by Merrill Lynch. (As provided in section 1 hereof, the lock-up provisions of the Employment Agreement are no longer applicable). The Executive agrees that he shall have no rights with respect to all other non-vested options to purchase Common Stock of the Company, including with respect to all options granted on June 11, 2002;

     o the Executive shall have access to secretarial support for the 90 days following the Termination Date. The Company shall, at its expense, arrange for the packing and shipping of the Executive's personal effects to a destination chosen by the Executive;

     o the Company shall determine the gross-up for income taxes for the "Executive Perquisites" referred to in Annex A to the Employment Agreement received by the Executive in 2002 through the Termination Date and shall make a cash payment to the Executive on or before August 15, 2002 of such gross-up amount;

     o at any time that the Executive is in Detroit on or prior to December 31, 2002, the Executive shall have the right to use a pooled Company car and a Company apartment. The value of such benefits shall be grossed-up for income tax purposes, and the gross-up amount shall be paid to the Executive in 2003 in accordance with the Company's prior practices;

     o during the Consultancy Period, the Company shall continue, at the Company's expense, medical and dental benefits for the Executive substantially the same as those provided to the Executive immediately prior to the Termination Date;

     o the current five-year cliff vesting provisions of the Pension Account Plan and the Shadow Retirement Income Plan in which the Executive is a participant shall be modified in the case of the Executive to provide that the Consultancy Period shall be credited for purposes of such vesting provisions or, if such plan modifications are not permitted under applicable law, an equivalent amount of benefits will be provided to the Executive outside the plans;

     o during the Consultancy Period, the Executive shall be entitled to those "Executive Perquisites" referred to in Annex A to the Employment Agreement with an allowance not to exceed $30,000 per year grossed up for income taxes;

     o during the Consultancy Period, the Executive shall be entitled to use of a Company airplane for up to 30 on-board hours for each 12-month period commencing on the Termination Date or the first anniversary thereof for use within the continental United States and at such times as would not interfere with the Company's use of such plane, as determined by the Company in its reasonable discretion. On-board hours shall mean time the Executive is actually on such airplane. If the Company ceases to maintain a Company airplane, the Company shall reimburse the Executive for the costs of chartering a comparable airplane for comparable hours, as determined by the Company in its reasonable discretion. The value of such benefits shall be grossed-up for income tax purposes, and the gross-up amount shall be paid to the Executive in accordance with the Company's prior practices; and

     o during the Consultancy Period, the Company will use all commercially reasonable efforts to cooperate with the Executive to provide for the benefits intended to be afforded by the tag-along agreement between the Executive and Heartland Industrial Partners, L.P. attached hereto as Attachment B.

     3. Consulting Services. During the period (the "Consultancy Period") beginning on the Termination Date and ending on the earlier of the (1) June 30, 2004 or (2) the Executive becoming an employee, officer or director of, or consultant to, or otherwise provide services to, Competing Businesses (as defined hereinafter), the Executive shall provide such consulting services to the Company commensurate with his status and experience as the former Chief Executive Officer of the Company with respect to such matters as shall be reasonably requested from time to time by the Company. In the event the Executive dies during the Consultancy Period, the Company shall continue to make the quarterly payments through the second anniversary hereof. The Executive shall, in any event, assist the Company in the tran-sition in management of the Company and provide such additional services as and when reasonably requested. Following a request by the Company, the Executive and the Company shall mutually determine the time and location at which he shall perform such services, subject to the right of the Company to reasonably request in advance a specific time and location. The Executive shall honor any such reasonable request absent sufficient advance notice and a conflicting business commitment. The Company shall endeavor not to request any assistance as shall unreasonably interfere with any other business activity of the Executive, including any new employment. The Executive shall not, solely by virtue of the consulting services provided hereunder, be considered an officer or employee of the Company, and shall have no power or authority to contract in the name of or bind the Company. The Executive shall not be entitled to any employee benefits or other compensation by virtue thereof, except as expressly provided in this Agreement. At the expiration of the Consultancy Period, all rights under Section 2 (including to consulting fees) which are solely for the duration of the Consultancy Period shall terminate.

     4. Release. In consideration of the above, the sufficiency of which the Executive hereby acknowledges, the Executive, on behalf of the Executive and the Executive's heirs, executors and assigns hereby releases and forever discharges the Company and its members, shareholders, parents, affiliates, subsidiaries, divisions, any and all current and former directors, officers, employees, agents, and contractors and their heirs and assigns, and any and all employee pension benefit or welfare benefit plans of the Company, including current and former trustees and administrators of such employee pension benefit and welfare benefit plans, from all claims, charges, or demands, in law or in equity, whether known or unknown, which may have existed or which may now exist from the beginning of time to the date of this Agreement, including, without limitation, any claims the Executive may have arising from or relating to the Executive's employment or termination from employment with the Company, including a release of any rights or claims the Executive may have under Title VII of the Civil Rights Act of 1964, as amended, and the Civil Rights Act of 1991 (which prohibit discrimination in employment based upon race, color, sex, religion and national origin); the Americans with Disabilities Act of 1990, as amended, and the Rehabilitation Act of 1973 (which prohibit discrimination based upon disability); the Family and Medical Leave Act of 1993 (which prohibits discrimination based on requesting or taking a family or medical leave); Section 1981 of the Civil Rights Act of 1866 (which prohibits discrimination based upon race); Section 1985(3) of the Civil Rights Act of 1871 (which prohibits conspiracies to discriminate); the Employee Retirement Income Security Act of 1974, as amended; any other federal, state or local laws against discrimination; or any other federal, state, or local statute, or common law relating to employment, wages, hours, or any other terms and conditions of employment. This includes a release by the Executive of any claims for wrongful discharge, breach of contract, torts or any other claims in any way related to the Executive's employment with or resignation or termination from the Company, including any claim under the Employment Agreement or any subsequent written or oral understandings relating to employ-ment. This release also includes a release of any claims for age discrimination under the Age Discrimination in Employment Act, as amended ("ADEA"). The ADEA requires that the Executive be advised to consult with an attorney before the Executive waives any claim under ADEA. In addition, the ADEA provides the Executive with at least 21 days to decide whether to waive claims under ADEA and seven days after the Executive signs the Agreement to revoke that waiver. This release does not release the Company from any obligations due to the Executive under this Agreement. This Agreement is not an admission by either the Executive or the Company of any wrongdoing or liability.

     5. Acknowledgment of No Reinstatement. The Executive understands and agrees that the consideration provided for herein is more than (and in lieu of) that which the Executive would otherwise be entitled to under the Company's existing plans and policies, under the Employment Agreement or otherwise. The Executive waives any right to reinstatement or future employment with the Company following the Executive's separation from the Company on the Termination Date.

     6. Non-Disparagement. The Executive agrees not to make any oral or written statements or otherwise engage in any act that is intended or may reasonably be expected to harm the reputation, business, prospects or operations of the Company, its officers, directors, stockholders or employees or any persons related to the foregoing. The Company further agrees not to make any oral or written statements or otherwise engage in any act which is intended or may reasonably be expected to harm the reputation, business or prospects of the Executive. The Company and the Executive have agreed on the statement attached hereto as Appendix B and any public statements regarding the subject matter thereof shall be consistent with such Appendix B, except as may be required by law or legal process.

     7. Confidentiality; Non-Competition; Etc. (a) The Executive agrees that the Executive will keep confidential all confidential information and trade secrets of the Company or any of its subsidiaries or affiliates and will not disclose such information to any person without prior approval of the Board of Directors of the Company or use such information for any purpose other than in the course of acting as a consultant pursuant to this Agreement. It is understood that for purposes of this Agreement the term "confidential information" is to be construed broadly to include all material nonpublic or proprietary information. The Executive shall promptly return any documents, records, data, books or materials of the Company or its subsidiaries or affiliates in his possession or control and any of his workpapers containing confidential information or trade secrets of the Company or its subsidiaries or affiliates. The Company and Products acknowledge that the Executive has a long and experienced history in the automotive industry and that over the years, the Executive acquired substantial knowledge, skill and expertise in that industry. The Company and Products agree that it is not their intention nor the objective of this Section to preclude Executive from continuing to work and continue to use his knowledge, skill and expertise in the automotive industry after his employment with Products and the Company terminates, so long as such employment does not result in a breach by the Executive of the provisions of this Agreement and is subject to the limitations otherwise applicable to Executive upon taking on other employment.

     (b) The Executive agrees that from the date hereof through the first anniversary hereof and so long as the Company is not in material breach of any continuing payment obligation owed to the Executive pursuant to Section 2 hereof, the Executive shall not, directly or indirectly (whether for compensation or otherwise), as an agent, principal, partner, employee, officer, director, trustee, consultant, shareholder, or in any other capacity, own, manage, operate, join, control or participate in the ownership, management, operation or control of, or be connected in any manner with, any of the Competing Businesses (as defined below); provided, however, that notwithstanding the foregoing, nothing contained in this Agreement shall be deemed to preclude the Executive from owning not more than 2% of the publicly traded securities of any Competing Business. The "Competing Businesses" shall mean Intiers Automotive Inc., Lear Corporation, Johnson Controls, Inc. and any subsidiary or affiliate of any such company or any of their successors.

     (c) The Executive acknowledges that the agreements and covenants contained in this Section are essential to protect the value of the Company's and its subsidiaries' business and assets and by virtue of his employment with the Company, the Executive has obtained knowledge, contacts, know-how, training, experience and other information relating to the Company's and its subsidiaries' business operations, and there is a substantial probability that such knowledge, know-how, contacts, training, experience and information could be used to the substantial advantage of a competitor of the Company and its subsidiaries and to the Company's and its subsidiaries' substantial detriment. Accordingly, for a period commencing on the date hereof and ending upon August 15, 2004, the Executive shall not, directly or indirectly, for himself or on behalf of or in conjunction with any person, partnership, corporation or other entity, interfere with or disrupt, or attempt to interfere with or disrupt, the relationship, contractual or otherwise, between the Company or any of its subsidiaries and any customer, client, supplier, distributor or agent of the Company or any of its subsidiaries. In addition, for a period commencing on the date hereof and ending upon August 15, 2004, the Executive shall not, without the written consent of the Company, directly or indirectly, for himself or on behalf of or in conjunction with any person, partnership, corporation or other entity, interfere with or disrupt, or attempt to interfere with or disrupt, the relationship, contractual or otherwise, between the Company or any of its subsidiaries and any consultant, independent contractor or employee of the Company or any of its subsidiaries.

     (d) It is the desire and intent of the parties that the provisions of this Section shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular portion of this Section shall be adjudicated to be invalid or unenforceable, this Section shall be deemed amended to delete therefrom the portion thus adjudicated to be invalid or unenforceable, such deletion to apply only with respect to the operation of this
Section in the particular jurisdiction in which such adjudication is made. The Executive agrees that he will execute any and all documents which are reasonably necessary to effectuate the provisions of this Section.

     (e) If there is a breach or threatened breach by the Executive of the provisions of this Agreement, the Company or its affiliates shall be entitled, without the requirement to post a bond, to an injunction restraining the Executive from such breach. Nothing herein shall be construed as prohibiting the Company from pursuing any other remedies for such breach or threatened breach. In the event of a breach of this Agreement in any material respect by the Executive all options to purchase Common Stock of the Company held by the Executive shall terminate immediately upon such breach.

     8. Cooperation; Reimbursement. The Executive shall, at the request of the Company, assist and cooperate with the Company in the defense and/or investigation of any third party claim or any investigation or proceeding, whether actual or threatened, including, without limitation, participating as a witness in any litigation, arbitration, hearing or other proceeding between the Company and a third party or any government body. The Company shall reimburse the Executive for all reasonable expenses incurred by him in connection with such assistance including, without limitation, travel expenses.

     9. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without reference to the principles of conflict of laws.

     10. Withholding. All payments to be made hereunder shall be net of all applicable income and employment taxes required to be withheld therefrom.

     11. Complete Agreement. This Agreement represents the complete agreement between the Executive and the Company concerning the subject matter in this Agreement and supersedes all prior agreements or understandings, written or oral, including the Employment Agreement which is hereby terminated. This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives.

     12. Severability. Each of the sections contained in this Agreement shall be enforceable independently of every other section in this Agreement, and the invalidity or nonenforceability of any section shall not invalidate or render unenforceable any other section contained in this Agreement.

     13. Revocation. It is further understood that for a period of 7 days following the execution of this Agreement in duplicate originals, the Executive may revoke this Agreement, and this Agreement shall not become effective or enforceable until the revocation period has expired. No revocation of this Agreement by the Executive shall be effective unless the Company has received, within the 7-day revocation period, written notice of any revocation and all originals and copies of this Agreement.

     14. Voluntary Agreement. This Agreement has been entered into voluntarily and not as a result of coercion, duress, or undue influence. The Executive acknowledges that the Executive has read and fully understands the terms of this Agreement and has been advised to consult with an attorney before executing this Agreement. Additionally, the Executive hereby acknowledges and waives the opportunity of at least 21 days to consider this Agreement.

     15. Successors and Assigns. The Company will require any successor or assignee, whether direct or indirect, by purchase, merger, consolidation or otherwise, of all, or substantially all, of the business and/or assets of the Company to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if such succession or assignment had not taken place. This Agreement shall inure to the benefit of and be enforceable by the Executive's personal and legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

     16. Reimbursement of Legal Fees. The Company shall reimburse the Executive for the reasonable legal fees incurred by him in connection with his review and negotiation of this Agreement, provided that such reimbursement does not exceed $5,000.

     The parties to this Agreement have executed this Agreement as of the day and year first written above.

                                    COLLINS & AIKMAN CORPORATION


                                    By:    /s/ J. Michael Stepp
                                           -------------------------------------
                                           Name:   J. Michael Stepp
                                           Title:  Executive Vice President


                                    COLLINS & AIKMAN PRODUCTS CO.


                                    By:    /s/ J. Michael Stepp
                                           -------------------------------------
                                           Name:   J. Michael Stepp
                                           Title:  Executive Vice President


                                    EXECUTIVE


                                    By:    /s/ Thomas E. Evans
                                           -------------------------------------
                                           Name:  Thomas E. Evans

                                                                    Attachment A

                       Supplemental Retirement Income Plan
                                 Benefit Accrual


--------------------------------------------------------------------------------
                                         % of Participating
     Years of Service                     Employee's Total
                                        Annual Compensation
--------------------------------------------------------------------------------
                      1                                 25.7%
--------------------------------------------------------------------------------
                      2                                  27.6
--------------------------------------------------------------------------------
                      3                                  29.4
--------------------------------------------------------------------------------
                      4                                  31.2
--------------------------------------------------------------------------------
                      5                                   33
--------------------------------------------------------------------------------
                      6                                  34.8
--------------------------------------------------------------------------------
                      7                                  36.6
--------------------------------------------------------------------------------
                      8                                  38.4
--------------------------------------------------------------------------------
                      9                                  40.2
--------------------------------------------------------------------------------
                     10                                   42
--------------------------------------------------------------------------------